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                                                                       Exhibit 5



December 9, 1998

Board of Directors
First Data Corporation
5660 New Northside Drive
Suite 1400
Atlanta, Georgia  30328

RE:  First Data Corporation
     Registration Statement on Form S-8

Dear Ms. Spero and Gentlemen:

     As Associate Counsel of First Data Corporation, a Delaware corporation (the "Company"), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 22,000,000 shares of common stock, $.01 par value, of the Company (the "Registered Common Stock") issuable under the First Data Corporation 1992 Long-Term Incentive Plan (the "Plan").

     I have examined such originals, or copies of originals identified to my satisfaction, of agreements, documents, instruments and records, have examined such questions of law and have investigated such questions of fact as I deemed necessary or appropriate under the circumstances for me to express the opinions set forth below. In such examination, I have assumed the authenticity of all documents submitted as an original, the genuineness of all signatures, the legal capacity of natural persons, and the conformity with the originals of any copies of such documents that were examined.

     Based upon and subject to the foregoing, it is my opinion that the Registered Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, and (ii) such shares shall have been duly issued and sold in the manner contemplated by the Plan (but, in the case of the issuance of authorized and unissued shares of Common Stock, the consideration received by the Company must not be less than the par value therof).

     This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the United States. I do not find it necessary for the purposes of this opinion letter to cover, and accordingly do not express an opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of

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First Data Corporation
December 9, 1998
Page 2

Registered Common Stock. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinions expressed above, including any change in applicable law.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Corporation's Registration Statement on Form S-8 relating to the Registered Common Stock and to the reference made to me under the heading "Legal Matters" set forth in the Registration Statement.

Regards,

/s/ Stanley J. Andersen

Stanley J. Andersen